CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 19 to Registration Statement No. 333-123779 on Form N-1A of our report dated July 23, 2015, relating to the financial statements and financial highlights of FDP Series, Inc., (the “Corporation”), comprising FDP BlackRock MFS Research International Fund (formerly MFS Research International FDP Fund), FDP BlackRock Janus Growth Fund (formerly Marsico Growth FDP Fund), FDP BlackRock Invesco Value Fund (formerly Invesco Value FDP Fund), and FDP BlackRock Franklin Templeton Total Return Fund (formerly Franklin Templeton Total Return FDP Fund), appearing in the Annual Report on Form N-CSR for the Corporation for the year ended May 31, 2015. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 27, 2015